                                                                 Exhibit 3.1(a)


                               State of Delaware

                       Office of the Secretary of State
                       --------------------------------


        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO

HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF

INCORPORATION OF "TELEMONDE, INC.", FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY

OF JUNE, A.D. 1999, AT 1 O'CLOCK P.M.

        A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE

COUNTY RECORDER OF DEEDS.



                            (SEAL APPEARS HERE]   /s/ Edward J. Freel
                                                 --------------------------
                                                  Edward J. Freel, Secretary
                                                  of State

          3063052   8100                          AUTHENTICATION:  9838565

          991265147                                         DATE:  06-30-99

                         CERTIFICATE OF INCORPORATION
                                      OF
                                TELEMONDE, INC.



          FIRST:    The name of the Corporation is

                                Telemonde, Inc.

          SECOND:   The address of the Corporation's registered office in the
State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD:    The purpose of the Corporation is to engage in any lawful
act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH:   The aggregate number of shares of capital stock which the
Corporation shall have authority to issue is 150,000,000 shares, of which 145,000,000 shares shall be designated as common stock, $.001 par value per share, and 5,000,000 shares shall be designated preferred stock, $.01 par value per share ("Preferred Stock").

     Subject to the limitations and in the manner provided by law, shares of Preferred Stock may be issued from time to time in series, and the Board of Directors of the Corporation is hereby authorized to establish and designate series of Preferred Stock, to fix the number of shares constituting each series, and to fix the designations and the relative rights, preferences and limitations of the shares of each series and the variations in the relative rights, preferences and limitations as between series, and to increase and to decrease the number of shares constituting each series. Subject to the limitations and in the manner provided by law, the authority of the Board of Directors of the Corporation with respect to each series shall include without limitation the authority to determine the following:

     (a)  The designation of such series;

     (b)  The number of shares initially constituting such series;

     (c) The increase, and the decrease to a number not less than the number of the outstanding shares of such series, of the number of shares constituting such series theretofore fixed;

     (d) The rate or rates and the times at which dividends on the shares of such series shall be paid, the form in which such dividends shall be paid or payable (which may include additional shares of capital stock of the Company) and whether or not such dividends shall be cumulative and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate;

provided, however, that, if the stated dividends are not paid in full, the shares of all series of Preferred Stock ranking pari passu shall share ratably
                                                ---- -----
in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full;

     (e) Whether or not the shares of such series shall be redeemable and, if such shares shall be redeemable, the terms and conditions of such redemption, including but not limited to the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates;

     (f) The amount payable on the shares of such series in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

     (g) Whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law and, if such shares shall have such voting rights, the terms and conditions thereof, including but not limited to the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other series of Preferred Stock and the right to have more than one vote per share;

     (h) Whether or not a sinking fund shall be provided for the redemption of the shares of such series and, if such a sinking fund shall be provided, the terms and conditions thereof;

     (i) Whether or not a purchase fund shall be provided for the shares of such series, and, if such a purchase fund shall be provided, the terms and conditions thereof;

     (j) Whether or not the shares of such series shall have conversion or exchange privileges, and, if such shares shall have conversion or exchange privileges, the terms and conditions of conversion or exchange, including but not limited to any provision for the adjustment of the conversion rate or the conversion price and whether conversion or exchange can be affected solely by the Corporation or the holder; and

     (k)  Any other relative rights, preferences and limitations.

          FIFTH: The name and mailing address of the incorporator is J. Porter Durham, Jr., 1800 Republic Centre, 633 Chestnut Street, Chattanooga, Tennessee 37450-1800.

          SIXTH:  Election of directors need not be by written ballot.

          SEVENTH: In furtherance of, and not in limitation of the powers conferred by statute, the Board of Directors is authorized to adopt, amend, or repeal bylaws of the Corporation by a majority vote at any regular or special meeting of the Board or by written consent. The stockholders of the Corporation may not adopt, amend or repeal any bylaw unless such action is approved by the affirmative vote of the holders of not less than two-thirds of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes of this Article SEVENTH as a single class.

          EIGHTH: The directors (other than any director elected solely by holders of one or more classes or series of Preferred Stock) shall be classified, with respect to the terms for which they severally hold office, into three classes, as nearly equal in number as possible, one class to hold office initially for a term expiring at the next succeeding annual meeting of stockholders, another class to hold office initially for a term expiring at the second succeeding annual meeting of stockholders and another class to hold office initially for a term expiring at the third succeeding annual meeting of stockholders, with the members of each class to hold office until their successors are duly elected and qualify. Thereafter, at each annual meeting of the stockholders, the successors to the class of directors whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualify.

          NINTH: No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this section NINTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          TENTH: To the maximum extent permitted by Delaware law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against judgements, penalties, fines, settlements and reasonable expenses actually incurred by them, unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and
(A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit, or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

     The Corporation shall, as a condition to advancing expenses to a director or officer, obtain a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the Corporation if it shall ultimately be determined that such persons are not entitled to be indemnified by the Corporation under Delaware law or any applicable contract.

     Neither the amendment nor repeal of this Article TENTH, nor the adoption or amendment of any other provision of the Bylaws of the Corporation inconsistent with this Article TENTH, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

     Any amendment to this Article TENTH shall be valid only if approved by the unanimous vote of all of the members of the Board of Directors and by the affirmative vote of two-thirds of all of the votes entitled to be cast on the matter by stockholders.

          ELEVENTH: No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting.

          IN WITNESS WHEREOF, I have made, signed and sealed this Certificate of Incorporation this 29th day of June, 1999.


                                    /s/ J. Porter Durham, Jr.
                                    ---------------------------------
                                    J. Porter Durham, Jr.
                                    Incorporator